Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-           ) on Form S-1 of Document Security Systems, Inc., of our report dated May 4, 2020, relating to the consolidated financial statements of Impact Biomedical Inc., appearing in the Amendment No. 1 to Current Report on Form 8-K of Document Security Systems, Inc., filed on June 8, 2020.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

November 4, 2020